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                                                                   Exhibit 8.1


September 21, 1995


Foundation Health Corporation
3400 Data Drive
Rancho Cordova, California 95670

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Foundation Health Corporation, a Delaware corporation ("FHC"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of FHC's common stock, par value $0.01 per share, to be issued upon the exercise of stock options (the "Options") granted under the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation, which plan is described in the Registration Statement and filed as an exhibit thereto, we hereby confirm that the discussion set forth under the caption "Certain Federal Income Tax Consequences" in the Registration Statement describes the material federal income tax considerations relevant to the holders of Options upon the grant and exercise thereof.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus included therein.

Very truly yours,



/s/ Pillsbury Madison & Sutro